EXHIBIT 99.1

Presidio, Inc. Reports First Quarter Fiscal 2020 Results

NEW YORK, Nov. 06, 2019 (GLOBE NEWSWIRE) -- Presidio, Inc. (NASDAQ:PSDO) (together with its subsidiaries, “Presidio” or the “Company”), a leading North American IT solutions provider delivering Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for its customers, today announced its financial results for its fiscal first quarter ended September 30, 2019.

	Three months ended
(in $ millions, except per share data)	September 30, 2019	September 30, 2018	% Chg
Total revenue	$772.0	$749.9	2.9%
Gross margin	$175.3	$159.0	10.3%
Gross margin %	22.7%	21.2%
Net income	$24.0	$14.7	63.3%
Diluted EPS	$0.28	$0.15	86.7%
Adjusted EBITDA[1]	$74.9	$62.6	19.6%
Adj. EBITDA margin %[1]	9.7%	8.3%
Adjusted Net Income[1]	$46.1	$37.9	21.6%
Pro Forma Adjusted Net Income[2]	$46.1	$36.7	25.6%
Pro Forma Diluted EPS[2]	$0.53	$0.42	26.2%

1 This financial measure is not based on U.S. GAAP. Please refer to the section of this press release entitled “About Non-GAAP and Pro Forma Financial Measures” for additional information and to the attached reconciliation to the most directly comparable U.S. GAAP measure.

2 This non-GAAP financial measure adjusts certain historical data on a pro forma basis following certain transactions.  Please refer to the section of this press release entitled “About Non-GAAP and Pro Forma Financial Measures” for additional information and to the section entitled “Non-GAAP Reconciliations” for reconciliation to the most directly comparable U.S. GAAP measure.

Financial Highlights for the Fiscal First Quarter Ended September 30, 2019

  Revenue - Total revenue was $772.0 million, up 2.9%, with product revenue up 3.7% and service revenue down 0.6%. Revenue growth in the quarter was driven by Digital Infrastructure solutions growth of 4.4%. Security revenue decreased 3.0% and Cloud revenue increased 0.7% both impacted by the acceleration of sales of software recognized on a net basis including software-as-a-service (SaaS) and Enterprise License Agreements (ELA). The investments in our public cloud initiative, as well as growth in our managed services offerings, drove our recurring revenue up 62%, and recurring revenue now represents 9.0% of our total revenue.

  Gross Margin - Our gross margin percentage, product gross margin percentage, and service gross margin percentage were 22.7%, 22.8%, and 22.4%, respectively, as compared to 21.2%, 21.6%, and 19.3% in the prior year. Total gross margin grew faster than Revenue primarily driven by an increase in software recognized on a net basis and improvement in Presidio led service margins.

  Provision for Income Taxes - The GAAP tax provision rate was 27.1%, and the non-GAAP tax provision rate was 23.5%.

  Net Income and Diluted EPS - Net income was $24.0 million and diluted EPS was $0.28. Pro Forma Adjusted Net Income was $46.1 million, an increase of 25.6% over the prior year and Pro Forma Adjusted diluted EPS was $0.53, an increase of 26.2% over the prior year.

  Adjusted EBITDA - Adjusted EBITDA was $74.9 million, an increase of 19.6% due to growth in gross margin of 10.3% and efficiencies realized in selling, general and administrative expenses (“SG&A”). Adjusted EBITDA margin was 9.7% compared to 8.3% in the prior year.

Capital Resources and Free Cash Flow

  Debt - As of September 30, 2019, cash and cash equivalents were $28.0 million, total long-term debt was $736.6 million comprised entirely of our term loan facility (excluding debt issuance costs), and total net debt was $708.6 million defined as total long-term debt less cash and cash equivalents, representing 2.9x net total leverage. During the quarter, the Company voluntarily prepaid an aggregate of $10.0 million in principal amount of its term loans.

  Free Cash Flow - Free Cash Flow in the first quarter was $23.6 million, after the impact of $4.8 million of cash outflows for public cloud resale investments.

  Backlog - As of September 30, 2019, we had firm, executed backlog of $762 million, up 19% over the prior year, driven by strong growth in both product and service backlog.

  Dividend - On August 28, 2019, the Company declared a quarterly cash dividend of $0.04 per share of Common Stock. The dividend was paid on October 4, 2019 to stockholders of record as of September 25, 2019. Dividends paid for the quarter to stockholders of record totaled $3.3 million.

Results of the Special Meeting of Stockholders

Presidio announced today that at the special meeting of Presidio stockholders held earlier today, Presidio stockholders approved all proposals related to the previously announced merger with affiliates of funds advised by BC Partners.

At the special meeting, approximately 85.1% of the outstanding shares of common stock (98.2% of the votes cast) were voted in favor of a proposal to approve the merger. Additionally, approximately 80.2% of the votes cast were voted in favor of the proposal to approve certain compensation that may be paid or become payable in connection with the merger.

The merger is subject to the satisfaction or waiver of all closing conditions related to the transactions.

Result of the Court of Chancery Decision

On November 5, the Court of Chancery of the State of Delaware denied the plaintiff’s motion for a preliminary injunction.

Dividend

Presidio announced today that its Board of Directors declared a quarterly cash dividend of $0.04 per share to stockholders. The dividend will be paid on January 6, 2020 to stockholders of record as of the close of business on December 26, 2019. In the event that the Merger closes prior to December 26, 2019, the dividend will not be paid. The declaration and payment of future dividends will continue to be subject to the discretion and approval of the Company’s Board of Directors and will be dependent upon, among other things, the Company’s financial position, results of operations and cash flow.

Conference Call Information

Due to the previously announced definitive agreement to be acquired by funds advised by affiliates of BC Partners, a leading international investment firm, Presidio does not plan to host an earnings conference call to discuss fiscal first quarter fiscal 2020 financial results or provide financial guidance.

About Non-GAAP and Pro Forma Financial Measures

Our management regularly monitors certain financial measures to track the progress of our business against internal goals and targets. In addition to financial information presented in accordance with GAAP, management uses Adjusted EBITDA, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Diluted EPS and Free Cash Flow (collectively, “non-GAAP measures,” as further described below) in its evaluation of past performance and prospects for the future. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or revenue, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. These non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our operating results as reported under GAAP and they include adjustments for items that may occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time.

We also adjust certain historical data on a pro forma basis following certain significant transactions. Specifically, we have provided a calculation of Pro Forma Adjusted Net Income to adjust our reported results for the fiscal quarter ended ended September 30, 2018 for higher after-tax interest expense associated with the incremental term loans used to fund the Share Repurchase that occurred in September 2018, as if the transaction occurred on July 1, 2018.

Pro Forma Adjusted Net Income is for illustrative and informational purposes and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the transactions occurred on the dates indicated. Pro Forma Adjusted Net Income should not be considered representative of our future financial condition or results of operations.

About Presidio

Presidio is a leading North American IT solutions provider focused on Digital Infrastructure, Cloud and Security solutions to create agile, secure infrastructure platforms for its customers. We deliver this technology expertise through a full life cycle model of professional, managed, and support services including strategy, consulting, implementation and design. By taking the time to deeply understand how our clients define success, we help them harness technology advances, simplify IT complexity and optimize their environments today while enabling future applications, user experiences, and revenue models. As of June 30, 2019, we serve approximately 7,900 middle-market, large, and government organizations across a diverse range of industries. Approximately 2,900 Presidio professionals, including more than 1,600 technical engineers, are based in 60+ offices across the United States in a unique, local delivery model combined with the national scale of a $3.0 billion dollar industry leader. We are passionate about driving results for our clients and delivering the highest quality of service in the industry. For more information visit: www.presidio.com.

Source: Presidio, Inc.

Contact Information

Investor Relations Contact:
Ed Yuen
866-232-3762
investors@presidio.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters. These forward looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward looking statements for a variety of reasons, including, among others: risks and uncertainties related to the capital markets, changes in senior management at Presidio, changes in our relationship with our vendor partners, adverse changes in economic conditions, risks resulting from a decreased demand for Presidio’s information technology solutions, risks relating to rapid technological change in Presidio’s industry and risks relating to acquisitions or regulatory changes. Risks relating to Presidio’s previously announced definitive agreement to be acquired by funds advised by BC Partners include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, obtaining the requisite approval of the stockholders of Presidio, risks related to the debt financing arrangements, disruption from the transaction making it more difficult to maintain business and operational relationships, significant transaction costs, unknown liabilities, and the risk of litigation and/or regulatory actions related to the proposed acquisition. Certain of these and other risks and uncertainties are discussed in Presidio’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward looking statements, which only reflect the views of our management as of the date of this press release. We do not undertake to update these forward-looking statements.

Non-GAAP Reconciliations

The reconciliation of Adjusted EBITDA from Net Income for each of the periods presented is as follows:

	Three months ended September 30,
(in millions)	2019	2018
Adjusted EBITDA reconciliation:
Net income	$24.0	$14.7
Total depreciation and amortization (1)	22.8	22.7
Interest and other (income) expense	11.6	11.6
Income tax expense	8.9	5.2
EBITDA	67.3	54.2
Adjustments:
Share-based compensation expense	1.6	2.1
Purchase accounting adjustments (2)	0.2	0.1
Transaction costs (3)	3.5	5.5
Other costs (4)	2.3	0.7
Total adjustments	7.6	8.4
Adjusted EBITDA	$74.9	$62.6
Adjusted EBITDA % (5)	9.7%	8.3%

(1) Includes depreciation and amortization included within total operating expenses and cost of revenue.

(2) Includes noncash adjustments associated with purchase accounting.

(3) Includes transaction-related expenses such as: stay, retention bonuses and earnout, transaction-related advisory and diligence fees and transaction-related legal, accounting and tax fees.

(4) Includes certain one-time cost optimization expenses.

(5) Adjusted EBITDA % represents the ratio of Adjusted EBITDA to total revenue.

The reconciliation of Adjusted Net Income and Pro Forma Adjusted Net Income from Net Income for each of the periods presented is as follows:

	Three months ended September 30,
(in millions)	2019	2018
Adjusted Net Income reconciliation:
Net income	$24.0	$14.7
Adjustments:
Amortization of intangible assets	18.8	18.9
Amortization of debt issuance costs	0.8	0.9
Loss on extinguishment of debt	0.2	0.5
Share-based compensation expense	1.6	2.1
Purchase accounting adjustments	0.2	0.1
Transaction costs	3.5	5.5
Other costs	2.3	0.7
Income tax impact of adjustments (1)	(5.3)	(5.5)
Total adjustments	22.1	23.2
Adjusted Net Income	46.1	37.9
Pro Forma Adjustments:
Interest expense on September 2018 term loan borrowing	—	(1.7)
Income tax impact of adjustments	—	0.5
Total Pro Forma adjustments	—	(1.2)
Pro Forma Adjusted Net Income	$46.1	$36.7

(1) Includes an estimated tax impact of the adjustments to net income at our average statutory rate to arrive at an appropriate effective tax rate on Adjusted Net Income, except for (i) the adjustment of certain transaction costs that are permanently nondeductible for tax purposes and (ii) the impact of tax-deductible goodwill and intangible assets resulting from certain historical acquisitions and further adjusted for discrete tax items such as: the tax benefit associated with excess stock compensation deductions and the remeasurement of deferred tax liabilities due to tax rate changes.

The reconciliation of Pro Forma weighted-average shares - diluted and Pro Forma Diluted EPS from GAAP weighted-average shares for each of the periods presented is as follows:

	Three months ended September 30,
	2019	2018
Share count:
Weighted-average shares – basic	83,139,912	90,846,817
Dilutive effect of stock options	3,513,180	4,187,434
Weighted-average shares – diluted	86,653,092	95,034,251
Pro Forma share adjustment for share repurchase (1)	—	(8,646,739)
Pro Forma weighted-average shares – diluted	86,653,092	86,387,512

Diluted EPS	$0.28	$0.15
Pro Forma Diluted EPS	$0.53	$0.42

(1) Includes an adjustment to reflect the 10,750,000 shares repurchased during the period as if the repurchase had occurred at the beginning of the period that are not already reflected in the basic weighted-average shares presented.

We define free cash flow as our net cash provided by operating activities adjusted to: (i) include the net change in accounts payable - floor plan, (ii) include the aggregate net cash impact of our leasing business, (iii) include purchases of property and equipment, and (iv) exclude cash payments for acquisition-related earnout bonuses.

The following table presents the aggregate net cash impact of our leasing business for the three months ended September 30, 2019 and 2018:

	Three months ended September 30,
(in millions)	2019	2018
Additions of equipment under sales-type and direct financing leases	$(32.9)	$(33.3)
Proceeds from collection of financing receivables	0.9	1.2
Additions to equipment under operating leases	(0.2)	—
Proceeds from disposition of equipment under operating leases	0.4	—
Proceeds from the discounting of financing receivables	29.2	41.1
Retirements of discounted financing receivables	(0.4)	(4.9)
Aggregate net cash impact of leasing business	$(3.0)	$4.1

The following table presents reconciliation of Free Cash Flow from net cash provided by operating activities for the three months ended September 30, 2019 and 2018:

	Three months ended September 30,
(in millions)	2019	2018
Net cash provided by (used in) operating activities	$(32.3)	$2.7
Adjustments to reconcile to Free Cash Flow:
Net change in accounts payable - floor plan	44.0	15.0
Aggregate net cash impact of leasing business	(3.0)	4.1
Purchases of property and equipment	(2.2)	(3.8)
Payment of acquisition-related earnout bonus	17.1	—
Total adjustments	55.9	15.3
Free Cash Flow	$23.6	$18.0

PRESIDIO, INC.
Consolidated Balance Sheets
(in millions, except share data)

	As of September 30, 2019	As of June 30, 2019
Assets
Current Assets
Cash and cash equivalents	$28.0	$30.7
Accounts receivable, net	681.0	674.6
Unbilled accounts receivable, net	226.8	205.3
Financing receivables, current portion	103.2	96.4
Inventory	26.2	25.2
Prepaid expenses and other current assets	134.9	123.1
Total current assets	1,200.1	1,155.3
Property and equipment, net	34.9	36.4
Financing receivables, less current portion	137.7	140.3
Goodwill	803.7	803.7
Identifiable intangible assets, net	606.3	625.1
Other assets	170.3	110.1
Total assets	$2,953.0	$2,870.9
Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt	$—	$—
Accounts payable – trade	485.9	497.7
Accounts payable – floor plan	256.7	212.7
Accrued expenses and other current liabilities	284.0	294.6
Discounted financing receivables, current portion	99.9	93.9
Total current liabilities	1,126.5	1,098.9
Long-term debt, net of debt issuance costs and current maturities	724.6	733.8
Discounted financing receivables, less current portion	127.0	131.2
Deferred income tax liabilities	178.2	180.6
Other liabilities	131.9	88.0
Total liabilities	2,288.2	2,232.5
Commitments and contingencies	—	—
Stockholders’ Equity
Preferred stock:
$0.01 par value; 100 shares authorized and zero shares issued and outstanding at September 30, 2019 and June 30, 2019	—	—
Common stock:
$0.01 par value; 250,000,000 shares authorized, 83,371,769 shares issued and outstanding at September 30, 2019 and 82,852,340 shares issued and outstanding at June 30, 2019	0.8	0.8
Additional paid-in capital	506.1	500.4
Retained Earnings	157.9	137.2
Total stockholders’ equity	664.8	638.4
Total liabilities and stockholders’ equity	$2,953.0	$2,870.9

PRESIDIO, INC.
Consolidated Statements of Operations
(in millions, except share and per-share data)

	Three months ended September 30,
	2019	2018
Revenue
Product	$642.5	$619.6
Service	129.5	130.3
Total revenue	772.0	749.9
Cost of revenue
Product	496.2	485.7
Service	100.5	105.2
Total cost of revenue	596.7	590.9
Gross margin	175.3	159.0
Operating expenses
Selling expenses	74.8	70.8
General and administrative expenses	30.7	29.7
Transaction costs	3.5	5.5
Depreciation and amortization	21.8	21.5
Total operating expenses	130.8	127.5
Operating income	44.5	31.5
Interest and other (income) expense
Interest expense	11.6	11.2
Loss on extinguishment of debt	0.2	0.5
Other (income) expense, net	(0.2)	(0.1)
Total interest and other (income) expense	11.6	11.6
Income before income taxes	32.9	19.9
Income tax expense	8.9	5.2
Net income	$24.0	$14.7
Earnings per share:
Basic	$0.29	$0.16
Diluted	$0.28	$0.15
Weighted-average common shares outstanding:
Basic	83,139,912	90,846,817
Diluted	86,653,092	95,034,251

Cash dividends per common share	$0.04	$0.04

PRESIDIO, INC.
Consolidated Statements of Cash Flows
(in millions)

	Three months ended September 30,
	2019	2018
Net cash provided by (used in) operating activities	$(32.3)	$2.7
Cash flows from investing activities:
Additions of equipment under sales-type and direct financing leases	(32.9)	(33.3)
Proceeds from collection of financing receivables	0.9	1.2
Additions to equipment under operating leases	(0.2)	—
Proceeds from disposition of equipment under operating leases	0.4	—
Purchases of property and equipment	(2.2)	(3.8)
Net cash used in investing activities	(34.0)	(35.9)
Cash flows from financing activities:
Proceeds from issuance of common stock under share-based compensation plans	4.1	1.0
Common stock repurchased	—	(158.6)
Dividends paid	(3.3)	—
Proceeds from the discounting of financing receivables	29.2	41.1
Retirements of discounted financing receivables	(0.4)	(4.9)
Deferred financing costs	—	(0.3)
Borrowings of term loans, net of original issue discount	—	158.1
Repayments of term loans	(10.0)	(25.0)
Net change in accounts payable — floor plan	44.0	15.0
Net cash provided by (used in) financing activities	63.6	26.4
Net decrease in cash and cash equivalents	(2.7)	(6.8)
Cash and cash equivalents:
Beginning of the period	30.7	37.0
End of the period	$28.0	$30.2
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$11.7	$9.7
Income taxes, net of refunds	$3.6	$5.7
Right-of-use assets obtained in exchange for lease obligations	$0.9	$—
Reduction of discounted lease assets and liabilities	$29.6	$28.0